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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Pennzoil-Quaker State Company Savings and Investment Plan, the Pennzoil-Quaker State Company Savings and Investment Plan For Hourly Employees, and the Pennzoil-Quaker State Company Non-Qualified Savings and Investment Plan of our report dated March 5, 2002 included in the Pennzoil-Quaker State Company Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this Registration Statement.



                                          ARTHUR ANDERSEN LLP

Houston, Texas
March 11, 2002